Exhibit 5

April 20, 2005

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421

Dear Ladies and Gentlemen:

        We have acted as counsel for Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,876,173 shares of Common Stock, par value $.001 per share (the "Shares") issued to Eli Lilly & Company (the "Stockholder") pursuant to that certain Assignment and License Agreement, as amended, between the Company and the Stockholder. The Shares are being offered by the Stockholder pursuant to a Registration Statement on Form S-3, File No. 333-123152 (as amended, the "Registration Statement"), initially filed with the Securities Exchange Commission on March 4, 2005.

        As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the Company's certificate of incorporation and by-laws, each as amended to date, resolutions of the Board of Directors, and such other documents, agreements or other instruments of the Company we have deemed necessary or appropriate for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

        We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

        This opinion is limited solely to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and are validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                      Very truly yours,

                      /s/ Bingham McCutchen

                      BINGHAM McCUTCHEN LLP